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                                                                     EXHIBIT 4.9

                                 SWIFT & COMPANY


                                   AS OBLIGOR





                                       AND


                SWIFT & COMPANY INTERNATIONAL SALES CORPORATION,


                                  AS GUARANTOR


                                       AND


               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.


                                   AS TRUSTEE


                                   ----------


                          SECOND SUPPLEMENTAL INDENTURE


                          DATED AS OF JANUARY 30, 2003


                                       TO


                                    INDENTURE


                         DATED AS OF SEPTEMBER 19, 2002


                                   ----------


                          10 1/8% SENIOR NOTES DUE 2009



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         SECOND SUPPLEMENTAL INDENTURE, dated as of January 30, 2003, by and among Swift & Company, a Delaware corporation (the "Company"), Swift & Company International Sales Corporation, a Colorado corporation and a wholly-owned subsidiary of the Company (the "Amended Subsidiary Guarantor"), and The Bank of New York Trust Company of Florida, N.A., as trustee (the "Trustee").

         WHEREAS, the Company and certain guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of September 19, 2002, as amended by the First Supplemental Indenture, dated October 14, 2002 (together, the "Indenture"), providing for the issuance of 10?% Senior Notes due 2009 (the "Notes");

         WHEREAS, on January 10, 2003, the Amended Subsidiary Guarantor filed an amendment to its articles of incorporation with the Secretary of State of the State of Colorado to change its corporate name from Monfort International Sales Corporation to Swift & Company International Sales Corporation;

         WHEREAS, the Company and the Amended Subsidiary Guarantor desire to enter into this Second Supplemental Indenture to reaffirm the Amended Subsidiary Guarantor's obligations under the Indenture;

         WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by the Boards of Directors of the Company and the Amended Subsidiary Guarantor; and

         WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, legal, binding and enforceable instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                    ARTICLE I

                     ASSUMPTION OF OBLIGATIONS AS GUARANTOR

         SECTION 1.1 ASSUMPTION. The Amended Subsidiary Guarantor hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in the Indenture as of the date of this Second Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Guarantor in each Note outstanding on the date of this Second Supplemental Indenture.



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                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         SECTION 2.1 DEFINED TERMS. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         SECTION 2.2 INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

         SECTION 2.3 GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 2.4 SUCCESSORS. All agreements of the Company and the Amended Subsidiary Guarantor in this Second Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

         SECTION 2.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 2.6 SEVERABILITY. In case any one or more of the provisions in this Second Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 2.7 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Amended Subsidiary Guarantor, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Amended Subsidiary Guarantor by corporate action or otherwise, (iii) the due execution hereof by the Company and the Amended Subsidiary Guarantor or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         SECTION 2.8 EFFECTIVENESS. This Second Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of the appropriate officers of



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the Company and an Opinion of Counsel (as defined in the Indenture), each of which shall be dated no earlier than the date hereof.

            [The Remainder of This Page is Intentionally Left Blank]



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed as of the day and year written above.


                                       SWIFT & COMPANY,
                                       as Obligor



                                       By: /s/ DANNY HERRON
                                          --------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer



                                       SWIFT & COMPANY INTERNATIONAL SALES
                                       CORPORATION,
                                       as Guarantor



                                       By: /s/ DANNY HERRON
                                          --------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       THE BANK OF NEW YORK TRUST
                                       COMPANY OF FLORIDA, N.A.,
                                       as Trustee



                                       By: /s/ PAT GIORDANO
                                          --------------------------------------
                                       Name:  Pat Giordano
                                       Title: Vice President